EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Jurisdiction of Organization

Transworld Enterprises, Inc.	Delaware
Charge Infrastructure Holdings, Inc.	Delaware
Charge Communications, Inc.	Delaware
Charge Investments, Inc.	Nevada

Subsidiaries of Charge Infrastructure, Inc. and Charge Communications, Inc. are listed below. All subsidiaries are wholly owned by their respective parent, except where otherwise indicated.

SUBSIDIARIES OF CHARGE INFRASTRUCTURE HOLDINGS, INC.

Subsidiary	Jurisdiction of Organization
GetCharged, Inc.	Delaware
Charge Services, LLC	Delaware
GetCharged (France) SAS	France
GetCharged Ltd.	United Kingdom
Nextridge, Inc	New York
ANS Advanced Networks Services, LLC	New York
B W Electrical Services, LLC	New Jersey
EV Group Holdings, LLC	New Jersey
Performance Fleet Maintenance, LLC	New Jersey
EVDepot, Inc.	New Jersey
Performance Fleet Maintenance USA, Inc.	Florida
FMC Property, LLC	Delaware

SUBSIDIARIES OF CHARGE COMMUNICATIONS, INC.

Subsidiary	Jurisdiction of Organization
PTGI International Carrier Services Inc.	Delaware
Go2Tel.com, Inc.	Florida